                                                                   EXHIBIT 99.2
                                                                   ------------

                                                                          5/5/97
                         NOTICE OF GUARANTEED DELIVERY
                                 FOR TENDER OF
                         9-5/8% SENIOR NOTES DUE 2007
                                      OF
                              TULTEX CORPORATION

     As set forth in the Exchange Offer, this Notice of Guaranteed Delivery, or one substantially equivalent to this form, must be used to accept the Exchange Offer (as defined below) if (i) certificates for the Issuer's (as defined below) 9-5.8% Senior Notes due 2007 (the "Old Notes") are not immediately available,
(ii) the Old Notes, the Letter of Transmittal and all other required documents cannot be delivered to First Union National Bank of Virginia (the "Exchange Agent") on or prior to the Expiration Date (as defined in the Prospectus referred to below) or (iii) the procedures for delivery by book-entry transfer cannot be completed on or prior to the Expiration Date. This Notice of Guaranteed Delivery may be delivered by hand, overnight courier or mail, or transmitted by facsimile transmission, to the Exchange Agent on or prior to the Expiration Date. See "The Exchange Offer Procedures for Tendering" in the Prospectus.

             First Union National Bank of Virginia, Exchange Agent

                     By Mail, Hand or Overnight Delivery:

                    First Union Customer Information Center
                 Attn:  Reorganization Department, 3C3-NC1153
                        1525 West W.T. Harris Boulevard
                            Charlotte, N.C.  28262


                            Facsimile Transmission
                       (For Eligible Institutions Only):

                                 704/590-7628


                             Confirm By Telephone:

                                 800/829-8432

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE, OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE OTHER THAN AS SET FORTH ABOVE, WILL NOT CONSTITUTE A VALID DELIVERY.

     THIS NOTICE OF GUARANTEED DELIVERY IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

     The undersigned hereby tenders to Tultex Corporation, a Virginia corporation, upon the terms and subject to the conditions set forth in the Prospectus dated [ ], 1997 (as the same may be amended or supplemented from time to time, the "Prospectus"), and the related Letter of Transmittal (which together constitute the "Exchange Offer"), receipt of which is hereby acknowledged, the aggregate liquidation amount of Old Notes set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus under the caption "The Exchange Offer-- Procedure for Tendering."

Aggregate Liquidation
Amount Tendered:
                ---------------------------

Name of Registered Holder:
                          ----------------------------------------

Certificate Nos.
(if available):
               ----------------------------

Address:
        ----------------------------------------------------------

------------------------------------------------------------------

Area Code and Telephone Number:
                               -----------------------------------


If Old Notes will be tendered by book-entry transfer, provide the following information:

Signature:
          --------------------------------------------------------

DTC Account Number:
                   -----------------------------------------------

Date:
     -------------------------------------------------------------




       THE GUARANTEE ON THE REVERSE SIDE MUST BE COMPLETED

                                   GUARANTEE
                     (NOT TO USED FOR SIGNATURE GUARANTEE)


The undersigned, a firm or other entity identified in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended, as an "eligible guarantor institution," including (as such terms are defined therein); (i) a bank; (ii) a broker, dealer, municipal securities broker, municipal securities dealer, government securities broker, government securities dealer, (iii) a credit union; (iv) a national securities exchange, registered securities association clearing agency; or (v) a savings association that is a participant in a Securities Transfer Association recognized program (each of the foregoing being referred to as an "Eligible Institution"), hereby guarantees to deliver to the Exchange Agent, at one of its addresses set forth above, either the Old Notes tendered hereby in proper form for transfer, or confirmation of the book-entry transfer of such Old Notes to the Exchange Agent's account at The Depository Trust Company ("DTC"), pursuant to the procedures for book-entry transfer set forth in the Prospectus, in either case together with one or more properly completed and duly executed Letters of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) and any other required documents within three business days after the date of execution of this Notice of Guaranteed Delivery.

The undersigned acknowledges that it must deliver the Letters of Transmittal (or facsimile thereof or Agent's Message in lieu thereof) and the Old Notes tendered hereby (or a book-entry confirmation) to the Exchange Agent within the time period set forth above and that failure to do so could result a financial loss to the undersigned.

Name of Firm:
             -------------------------------------------------------------------
(Authorized Signature):
                       ---------------------------------------------------------
                       Title:

Address:
        -----------------------------------------------------------------------

        -----------------------------------------------------------------------
                              (Include Zip Code)

Area Code and Telephone Number:
                               ------------------------------------------------
Date:
     -------------------





NOTE: DO NOT SEND OLD NOTES WITH THIS NOTICE OF GUARANTEED DELIVERY. ACTUAL
      SURRENDER OF OLD NOTES MUST BE MADE PURSUANT TO, AND BE ACCOMPANIED BY, A PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS.

                                       4